UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (date of earliest event reported): August 17, 2006

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:    (417) 879-3326

Not Applicable
________________________________________________________________________________
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2006, Decorize, Inc., a Delaware corporation (the “Company”), issued a three-month promissory note (the “Note”), payable to the order of Quest Capital Alliance II, L.L.C. (“Lender”), in the original principal amount of $75,000. The maturity date for the Note is November 17, 2006. Outstanding principal due under the Note shall accrue interest until the date of maturity at a rate equal to 13.25% per annum. In consideration of Lender providing the Note, Decorize paid Lender a loan fee of $250. If a default occurs under the Note as a result of Decorize’s failure to pay any amount when due or because of any other event of default, the unpaid outstanding principal balance will thereafter accrue interest at a rate equal to 16.25% per annum, and the Lender may declare the Note to be due and payable immediately.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the Company's response to Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Promissory Note, dated August 17, 2006, issued to Quest Capital Alliance II, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: August 23, 2006	By:	/s/ Brent Olson
Brent Olson
Vice President and Treasurer

Exhibit Index

Exhibit 10.1 Promissory Note, dated August 17, 2006, issued to Quest Capital Alliance II, L.L.C.